UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES ACT OF 1934

MATRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2985132

(State of incorporation or organization)	(IRS Employer Identification No.)

330 Nevada Street, Newton, MA	02460

(Address of principal executive offices)	(zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates: _________ (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par value $.01 per share	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

     Information concerning the Registrant’s Common Stock, par value $.01 per share, is contained in the Registrant’s Form S-1 Registration Statement No. 33-59810, declared effective by the Securities and Exchange Commission on August 12, 1993 pursuant to the Securities Act of 1933, as amended, and such information is incorporated herein by reference.

Item 2.  Exhibits

Exhibit No.	Exhibit

1.	Specimen certificate representing the Common Stock. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement No. 33-46158 on Form S-1).

2.	Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibits 3, 4.1 to the Registrant’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference)

3.	Amended and Restated By-Laws of the Registrant (originally filed as Exhibits 3.2, 4.1 to the Registrant’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

4.	Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

5.	Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

Exhibit No.	Exhibit

6.	Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.6 of the Registrant’s Registration Statement No. 333-96701 on Form S-8 and incorporated herein by reference).

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 5, 2004	MATRITECH, INC.

	By:	/s/ Stephen D. Chubb Name: Stephen D. Chubb Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit	Page

1.	Specimen certificate representing the Common Stock. (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement No. 33-46158 on Form S-1).

2.	Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibits 3, 4.1 to the Registrant’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference)

3.	Amended and Restated By-Laws of the Registrant (originally filed as Exhibits 3.2, 4.1 to the Registrant’s Registration Statement No. 33-46158 on Form S-1 and re-filed in electronic form as Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

4.	Certificate of Amendment dated June 16, 1994, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

5.	Certificate of Amendment dated June 5, 1995, of Amended and Restated Certificate of Incorporation of the Registrant (originally filed as Exhibit 3.3 of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 and re-filed in electronic form as Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and incorporated herein by reference).

6.	Certificate of Amendment dated June 26, 2002, of Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 4.6 of the Registrant’s Registration Statement No. 333-96701 on Form S-8 and incorporated herein by reference).